                THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A MANNER THAT WOULD VIOLATE THE REGISTRATION PROVISIONS OF FEDERAL OR STATE SECURITIES LAWS, SUCH COMPLIANCE TO BE EVIDENCED, IF REASONABLY REQUESTED BY THE ISSUER OF THIS WARRANT, BY AN OPINION OF COUNSEL OF THE HOLDER, CONCURRED IN BY COUNSEL FOR THE ISSUER, THAT NO VIOLATION OF SAID REGISTRATION PROVISIONS WOULD RESULT FROM THE PROPOSED TRANSFER.

                             STOCK PURCHASE WARRANT

                           MIDCOM COMMUNICATIONS INC.

                                  COMMON STOCK

                               Par Value $0.0001

Date of Issuance: March 13, 1997                             Certificate No. W-5
Expiration:    March 13, 2007

        FOR VALUE RECEIVED, MIDCOM Communications Inc., a Washington corporation (the "Company"), hereby grants to COMDISCO Inc. or its registered assigns (the "Registered Holder") the right to purchase from the Company 117,000 shares of the Company's Common Stock at a price per share of $10.00 (as adjusted from time to time hereunder, the "Exercise Price". Certain capitalized terms used herein are defined in Section 4 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

        This Warrant is subject to the following provisions:

        1.      Exercise of Warrant.

                1.1 Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the tenth anniversary thereof (the "Exercise Period").

                1.2     Exercise Procedure.

                        (i) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                                (a) a completed Exercise Agreement, as described
                in Section 1.3 below and Exhibit 1.3 attached, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                                (b)     this Warrant;

                                (c) if this Warrant is not registered in the
                name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit 1.2 hereto evidencing the assignment of this warrant to the Purchaser, in which case the Registered Holder will have complied with the provisions set forth in
                Section 6 hereof; and

                                (d) a check payable to the Company in an amount
                equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise or by the surrender of warrants ("Net Issuance") as determined below.

                        (ii) If the Registered Holder or the Purchaser elects the Net Issuance method, the Company will issue Warrant Shares in accordance with the following formula:

                         X = Y(A-B)

                  Where: X = the number of Warrant Shares to be issued to the
                             Registered Holder or Purchaser

                         Y = the number of Warrant Shares requested to be
                             exercised under this Warrant Agreement

                         A = the fair market value of one (1) share of Common
                             Stock

                         B = the Exercise Price

For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

                                (a) if traded on a securities exchange, the fair market value shall be deemed to be the weighted average of the closing prices over five (5) consecutive trading days commencing one day after the Company has received an executed copy of the Exercise Agreement from the Holder, wherein weighting shall be determined by the number of shares traded on each such trading day times the closing price for such day; or

                                (b) if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined; or

                                (c) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (riot a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors.

                        (iii) Certificates for Warrant Shares purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                        (iv) The Warrant Shares issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

                        (v) The issuance of certificates for Warrant Shares upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser of any issuance or transfer tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares. Each Warrant Share issuable upon exercise of this Warrant will, upon payment of the Exercise Price, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                        (vi) The Company will not close its books against the transfer of this Warrant or of any Warrant Share issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                        (vii) The Company shall assist and cooperate with any Registered Holder or any Purchaser required to make any Governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company), except that the Company shall not be required to register the Warrant Shares under the Securities Act or under any other securities laws in connection with the exercise of this Warrant.

                        (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable without charge to Registered Holder or Purchaser for the payment of taxes, and free from all other liens and other charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or Governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                        (ix) Upon any exercise of this warrant, the Company may require customary representations from the Registered Holder and the Purchaser to assure that the issuance of the Common stock hereunder shall not require registration or qualification under the Securities Act or any state securities laws.

                1.3 Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Exhibit
1.3 hereto, except that if the Warrant Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the shares of Common stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement will be dated the actual date of execution thereof. Notwithstanding the foregoing, Warrant Shares will not be issued in the name of a Person other than the Registered Holder, nor will replacement Warrants or the balance of a Warrant be issued in the name of a Person other than the Registered Holder, except pursuant to the procedure set forth in Section 6 below.

                1.4 Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Section 1.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within five days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between market price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

        2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under his Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in his Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                2.1 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this warrant will be proportionately increased so as to prevent the reduction or enlargement of rights under this Warrant. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant will be proportionately decreased so as to prevent the reduction or enlargement of rights under this Warrant.

                2.2 Reorganization, Reclassification, Consolidation Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock by reason of the Company's participation therein is referred to herein as an "Organic Change." Prior to the consummation of any organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Warrant Shares) to insure that each of the Registered Holders of the Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the Warrant shares immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the warrant Shares) with respect to such holders, rights and interests to insure that the provisions of this Section 2 hereof will thereafter be applicable to the Warrants. The Company will not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Chancre (including, without limitation, a purchaser of all or substantially all the Company's assets) assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire upon exercise of Warrants.

                2.3 Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock-appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Exercise Price or decrease the number of Warrant Shares except as described in subsection 2.1 (reverse stock split).

                2.4     Notices.

                        (i) Promptly following the occurrence of any event requiring any adjustment of the Exercise Price pursuant to this Section 2, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                        (ii) The Company will give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                        (iii) The Company will also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation takes place.

        3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a ("Liquidating Dividend"), then the Company will pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

        4.      Definitions. The following terms have meanings set forth below:

                "Common" means the Company's Common Stock, par value $0.0001 per share.

                "Common Stock" means the Company's Common Stock, except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                "Registered Holder" means the holder of this warrant as reflected in the records of the Company maintained pursuant to Section II below.

                "Warrant" is defined in Section 7 below.

                "Warrant Shares" means shares of Common Stock issued or issuable directly or indirectly upon exercise of the Warrant; provided, however, that if the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a chancre in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

        5. No Voting Rights: Limitations of Liability. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

        6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this warrant and all rights hereunder are transferable upon the prior written consent of the Company (which consent shall not be unreasonably withheld), in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit 1.2 hereto) at the principal office of the Company; provided, however, that the Registered Holder may transfer this Warrant and all rights hereunder to an Affiliate without the prior written consent of the Company. Notwithstanding the foregoing, the restrictions imposed upon the transferability of this Warrant or Warrant Shares acquired pursuant to the exercise of this Warrant do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular Warrant Shares when
(1) such security shall have been effectively registered under the 1933 Act and sold by the Registered Holder or Purchaser thereof in accordance with such registration or (2) such Warrant Shares shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Registered Holder or Purchaser at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Registered Holder or Purchaser of Warrant Shares then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such Registered Holder or Purchaser, one or more new certificates for the Warrant or for such Warrant Shares not bearing any restrictive legend.

        7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

        8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will at its expense (execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        9. Accredited Investor. Registered Holder represents and warrants it (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment; and (ii) is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

        10.     Representations, Warranties and Covenants of the Company.

                (a) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Registered Holder or Purchaser of the right to acquire Warrant Shares, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant is not inconsistent with the Company's Amended and Restated Articles of Incorporation, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and this Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its respective terms.

                (b) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which will be effective by the time required thereby.

                (c) Issued Securities. All issued and outstanding shares of Common Stock, or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, and any other securities were issued in full compliance with all Federal and state securities laws.

                (d) Exempt Transaction. Subject to the accuracy of the Registered Holder's representations in Section 9 hereof, the issuance of Warrant Shares upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities law.

                (e) Compliance with Rule 144. At the written request of Registered Holder or Purchaser, who proposes to sell Warrant Shares issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall use all commercially reasonable efforts to furnish to the Registered Holder or Purchaser, in due course after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

        11. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder of this Warrant, 6111 North River Road, Rosemont, Illinois 60018, attention: Rick Finocchi, with a copy to attention: General Counsel (facsimile (847) 518-5440 and (847) 518-5088) (unless otherwise indicated in writing by any such holder).

        12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of all outstanding Warrants, issued hereunder. Nothing herein shall otherwise prevent the Company and COMDISCO, Inc. (as long as it remains the Registered Holder of a majority of the Warrant Shares) from entering into an amendment of this Stock Purchase Warrant provided such amendment is by written instrument signed by the Company and such Registered Holder.

        13. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary, other than a transfer in accordance with the provisions of Section 6 hereof.

        14. Registration Rights. If (i) on or before June 30, 1998, or (ii) until such time as all of the Warrant Shares can be sold within three months without compliance with the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder (whichever is earlier), the Company proposes to register any of its shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act") in connection with an underwritten public offering of such Common Stock for the account of the Company solely for cash on a form that would also permit registration of the Warrant Shares, it will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within twenty (20) days after receipt of any such notice (which request shall specify the number of Shares desired to be included in such underwritten public offering by Holder), the Company will use its reasonable best efforts to cause all Warrant Shares requested by Holder to be included in such underwritten public offering; provided, however, that the Company shall not be required to cause any Shares to be so registered or included or to give notice of registration (i) if in the underwriters' opinion the inclusion will jeopardize the success of the offering of shares of Common Stock by the Company or (ii) in the case of a registration on any form which does not include substantially the same information as would be required to be included in the registration statement covering the sale of Shares for cash. If some but not all shares of Common Stock with respect to which the Company shall have received requests for registration pursuant to piggyback registration rights granted hereunder or pursuant to any other agreement shall be excluded from such registration, the Company shall make appropriate allocation of shares to be registered among all holders of Common Stock having a contractual right to register their shares and at the time desiring to register their shares pro rata in the proportion that the number of shares of Common Stock held by all such holders then desiring to have their shares registered for sale. With respect to the Warrant Shares so included, Holder shall bear the cost of any underwriting discount or selling expenses for the sale of such Shares and the cost of the attorneys' fees for Holder's own attorney, if any, and the Company shall bear all other costs and expenses of the registration, including attorneys and accountants fees, printing costs, SEC and blue sky filing fees and transfer agent fees and expenses. The Company shall not be required under this Section 14 to include any of the Warrant Shares in an underwriting of shares unless Holder
(i) accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, assuming normal and customary underwriting terms and (ii) furnishes to the Company such information regarding itself as shall be reasonably required to effect the registration of the Warrant Shares. The rights granted pursuant to this Section 14 may not be assigned by Holder without the Company's prior written consent which shall not be unreasonably withheld. In the event Holder elects to participate in such registration, Holder hereby agrees that it shall not, to the extent required by the Company and the underwriter of the offering giving rise to piggyback rights hereunder sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any shares of Common Stock during the one-hundred-twenty day period following the effective date of a registration statement filed by the Company under the Securities Act with respect to such offering provided that the Company's insider executive officers and directors have entered into similar lock up agreements with respect to their shares and stock options, where applicable, for a like period with the underwriter. The Company retains the right in its sole discretion to abandon or withdraw any registration statement at any time.

        15. Descriptive Headings: Governing Law. The descriptive headings of the several Sections and paragraphs of this warrant are inserted for convenience only and do not constitute a part of this Warrant. The enforcement, construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of Washington.

        IN WITNESS WHEREOF the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                           MIDCOM Communications Inc..

                                       By:    /s/ ROBERT J. CHAMBERLAIN
                                          -------------------------------
                                      Its:    CFO
                                          -------------------------------
[Corporate Seal]

Attest:



   /s/ PAUL P. SENIO
-------------------------------
Title: SECRETARY
      -------------------------------

                                                                     EXHIBIT 1.3

                               EXERCISE AGREEMENT

To:                                                        Dated:

        The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-5), hereby agrees to subscribe for the purchase of shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                    Signature
                                              -------------------------------
                                     Address
                                              -------------------------------

                                                                     EXHIBIT 1.2

                                   ASSIGNMENT

        FOR VALUE RECEIVED,                               hereby sells, assigns
                           ------------------------------
and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-5) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee            Address                     No. of Shares
-----------------            -------                     -------------

                                    Signature
                                              -------------------------------
                                     Witness
                                              -------------------------------